Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statements (Form S-8 Nos. 333-240048, 333-256899, 333-262869, 333-269204 and 333-276948) of Poseida Therapeutics, Inc., and

(2) Registration Statements (Form S-3 No. 333-258804) of Poseida Therapeutics, Inc.;

of our report dated March 7, 2024, with respect to the consolidated financial statements of Poseida Therapeutics, Inc., included in this Annual Report (Form 10-K) of Poseida Therapeutics, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

San Diego, California

March 7, 2024